Exhibit 10.4

DEBT SETTLEMENT AGREEMENT

This DEBT SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of December 30, 2025, by and between:

Kala Bio, Inc. (the “Company”) and Delaware IR LLC, with a principal place of business at 8, The Green STE A, Dover, Delaware 19901 (the “Creditor”);

WHEREAS the Creditor is a creditor of the Company that is currently owed $600,000.00 (the “Debt”) for invoices, disbursements, and applicable taxes;

AND WHEREAS the Company has agreed to issue to the Creditor and the Creditor has agreed to accept 1,100,000 common stock of the Company, par value $0.001 per share (“Debt Settlement Shares”);

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively “parties” and individually a “party”) agree as follows:

1.	The Company agrees to issue to the Creditor, and the Creditor agrees to accept, the Debt Settlement Shares as complete payment and settlement of the Debt, provided that upon selling the Debt Settlement Shares, the Creditor has received net proceeds from the sale of the Debt Settlement Shares (“Net Proceeds”) equal to the Debt. The Company and the Creditor agree that for any losses that the Creditor may suffer, if any, calculated as the Debt minus the Net Proceeds, shall be added to the Debt on a dollar- for-dollar basis by the amount of the loss.

2.	The parties acknowledge and confirm the Debt Settlement Shares are being issued pursuant to the prospectus exemption.

3.	This Agreement may be executed either by original, electronic or facsimile signature and may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

4.	This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.	This Agreement shall enure to the benefit of and shall be binding upon the undersigned and their respective successors and permitted assigns.

6.	This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the date first above written.

KALA BIO, INC.		DELAWARE IR LLC

By:	/s/ David Lazar	By:	/s/ Menachem Wagner
Name:	David Lazar	Name:	Menachem Wagner
Title:	Chairman and CEO	Title:	Manager

I have authority to bind the corporation.		I have authority to bind the corporation.